Filed Pursuant to Rule 424(b)(3)
File Number 333-140636

PROSPECTUS SUPPLEMENT NO. 3

Prospectus Supplement No. 3 dated October 9, 2007
to Prospectus dated May 29, 2007
(Registration No. 333-140636)

INTERNATIONAL FIGHT LEAGUE, INC.

This Prospectus Supplement No. 3 dated October 9, 2007 (this “prospectus supplement”) supplements our prospectus dated May 29, 2007 (the “prospectus”).  The prospectus covers 19,376,000 shares of our common stock that may be offered for resale by the selling stockholders named in the prospectus and the persons to whom such selling stockholders may transfer their shares.  No securities are being offered or sold by us pursuant to the prospectus.  We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

This prospectus supplement includes our attached Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

You should read this prospectus supplement in conjunction with the prospectus and prospectus supplements nos. 1 and 2.  This prospectus supplement is not complete without, and may not be utilized except in connection with, the prospectus and prospectus supplements nos. 1 and 2, including any amendments or additional supplements to the prospectus.

Our common stock is listed on the OTC Bulletin Board under the symbol “IFLI.”  The last reported sales price per share of our common stock, as reported by the OTC Bulletin Board on October 8, 2007 was $0.55.

Investing in our common stock involves a high degree of risk.
Before purchasing shares of our common stock, you should carefully consider the risk factors beginning on page 7 of the prospectus, as these risk factors may be updated in prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 9, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2007

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the transition period from                 to                .

Commission file number:  000-21134

International Fight League, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	04-2893483
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

424 West 33rd Street, Suite 650 New York, New York	10001
(Address of Principal Executive Offices)	(ZIP Code)

212.356.4000

(Registrant’s telephone number,
including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes  ☐           No  ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

At August 10, 2007, there were 78,931,233 shares of Common Stock, par value $0.01 per share, outstanding.

INTERNATIONAL FIGHT LEAGUE, INC.

PART I.

FINANCIAL INFORMATION

Item 1. Financial Statements

Certain information and footnote disclosures required under generally accepted accounting principles have been condensed or omitted from the following consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission. International Fight League, Inc. (the “registrant”, the “Company”, “IFL”, “we”, “us”, or “our”) believes that the disclosures are adequate to assure that the information presented is not misleading in any material respect. The following condensed consolidated financial statements should be read in conjunction with the year-end consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006.

The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for the entire fiscal year, or any other period.

When we refer to our fiscal year in this report, we are referring to the fiscal year ended on December 31 of that year. Thus, we are currently operating in our fiscal 2007 year, which commenced on January 1, 2007. Unless the context expressly indicates a contrary intention, all references to years in this filing are to our fiscal years.

“International Fight League,” “IFL,” “Bulldogs,” “Condors,” “Red Bears,” “The Scorpions,” “The Razorclaws,” “Toronto Dragons,” “The Tigersharks,” “The Pitbulls,” “The Silverbacks,” “The Wolfpack,” “The Sabres” and “The Anacondas” are trademarks of IFL.  Each trademark, trade name or service mark of any other company appearing in this report belongs to its holder.

INTERNATIONAL FIGHT LEAGUE, INC.

and Subsidiary (formerly International Fight League, LLC)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,526,465	$16,623,159
Accounts receivable, net of allowance for doubtful accounts	230,623	108,104
Merchandise inventory	96,979	25,843
Prepaid expenses	186,933	245,316
Total current assets	3,041,000	17,002,422

Property and equipment, net of accumulated depreciation and amortization	324,074	303,869
Other assets	113,295	121,346
Total assets	$3,478,369	$17,427,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,915,184	$1,036,444
Accrued commission on private placement	—	1,645,400
Accrued expenses and other current liabilities	692,915	1,110,341
Total current liabilities	2,608,099	3,792,185

Commitments

Stockholders’ equity:
Common stock, $0.01 par value per share; 150,000,000 shares authorized; 53,549,614 and 53,500,448 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	535,496	535,004
Additional paid-in capital	23,820,185	23,996,851
Subscriptions receivable	—	(1,250,000)
Accumulated deficit	(23,485,411)	(9,646,403)
Total stockholders’ equity	870,270	13,635,452
Total liabilities and stockholders’ equity	$3,478,369	$17,427,637

The accompanying notes are an integral part of the condensed consolidated financial statements.

INTERNATIONAL FIGHT LEAGUE, INC.

and Subsidiary (formerly International Fight League, LLC)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues:
Live and television events:
Advertising – sponsorships	$74,178	$234,310	$141,224	$234,310
Live events – box office receipts	891,721	127,142	1,405,563	127,142
Television rights	1,672,500	375,000	2,632,500	375,000
Branded merchandise	34,831	1,342	54,302	1,342

Total revenues	2,673,230	737,794	4,233,589	737,794

Costs of revenues:
Live and televised events:
Advertising – sponsorships	22,274	102,280	55,308	102,280
Live events costs	6,402,754	1,513,422	12,001,730	1,513,422
Distribution fees	1,000,555	375,000	1,750,556	375,000
Branded merchandise	16,682	680	24,425	680

Total costs of revenues	7,442,265	1,991,382	13,832,019	1,991,382

Selling, general and administrative expenses	2,164,012	504,773	4,442,946	1,069,963

Stock-based compensation expense	14,469	15,546	29,677	25,128

Operating loss	(6,947,516)	(1,773,907)	(14,071,053)	(2,348,679)

Other income (expense):
Dividend expense	—	(45,167)	—	(72,617)
Interest expense	(928)	—	(2,094)	—
Interest income	71,644	11,248	234,139	22,771

Total other income (expense)	70,716	(33,919)	232,045	(49,846)

Net loss	$(6,876,800)	$(1,807,826)	$(13,839,008)	$(2,398,525)

Net loss per common share – basic and diluted	$(0.13)	$(0.10)	$(0.26)	$(0.14)

Weighted average number of common shares outstanding – basic and diluted	53,543,351	18,582,722	53,522,018	17,556,052

The accompanying notes are an integral part of the condensed consolidated financial statements.

INTERNATIONAL FIGHT LEAGUE, INC.

and Subsidiary (formerly International Fight League, LLC)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months Ended
	June 30, 2007	June 30, 2006
Cash flows from operating activities:
Net loss	$(13,839,008)	$(2,398,525)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	53,838	4,991
Stock-based compensation expense	29,677	25,128
Changes in operating assets and liabilities:
Accounts receivable	(122,519)	(203,459)
Merchandise inventory	(71,136)	—
Prepaid expenses	58,383	(8,581)
Accounts payable	878,740	391,125
Accrued expenses and other current liabilities	(627,628)	185,579
Net cash used in operating activities	(13,639,653)	(1,903,742)

Cash flows from investing activities:
Payment (repayment) of security deposits	8,051	(2,500)
Purchase of property and equipment	(74,043)	(41,190)
Net cash used in investing activities	(65,992)	(43,690)

Cash flows from financing activities:
Receipt of subscription receivable	1,250,000	—
Issuance of common stock from exercise of stock options	4,351	—
Issuance of Series A preferred stock	—	2,525,000
Payment of accrued commission on private placement	(1,645,400)	—
Conversion of investor advances to Series A preferred stock	—	(1,175,000)
Net cash (used in) provided by financing activities	(391,049)	1,350,000

Net decrease in cash and cash equivalents	(14,096,694)	(597,432)
Cash and cash equivalents at beginning of period	16,623,159	1,136,960
Cash and cash equivalents at end of period	$2,526,465	$539,528

The accompanying notes are an integral part of the condensed consolidated financial statements.

INTERNATIONAL FIGHT LEAGUE, INC.

and Subsidiary (formerly International Fight League, LLC)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND CONSOLIDATION AND BUSINESS DESCRIPTION

Prior to November 29, 2006, we were known as Paligent Inc., a Delaware corporation (“Paligent”).  On November 29, 2006, we acquired International Fight League, Inc., a privately held Delaware corporation (“Old IFL”), pursuant to an agreement and plan of merger, dated as of August 25, 2006, as amended (the “Merger Agreement”), by and among us, IFL Corp., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), and Old IFL, providing for the merger of Merger Sub and Old IFL, with Old IFL being the surviving corporation and becoming our wholly owned subsidiary (the “Merger”).  Immediately following the Merger, we changed our name to International Fight League, Inc. (“IFL” or collectively, the “Company”), and Old IFL changed its name to IFL Corp. and continued to operate Old IFL’s business of organizing and promoting a mixed martial arts (“MMA”) sports league.

The accompanying unaudited condensed consolidated financial statements represent the accounts of IFL and IFL Corp.  All intercompany accounts and transactions have been eliminated in consolidation.  These unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) that are considered necessary for a fair presentation of consolidated financial position and results of operations as of and for the periods presented.  We are required to make estimates and assumptions that affect the amounts reported in the unaudited financial statements and footnotes.  Estimates and assumptions are periodically reviewed and the effects of any material revisions are reflected in the period that they are determined to be necessary.

We organize, host and promote a significantly greater number of live and televised MMA sporting events during the first half of our fiscal year than during the second half of our fiscal year.  Since we generally incur most of our costs in connection with such events, our expenses generally increase during the first half of our fiscal year and decline in the second half.  This seasonality is likely to cause fluctuations in our financial results.  Therefore, the results of operations for the periods presented are not necessarily indicative of the results of operations for the full year and should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2006 in our Annual Report on Form 10-K.

NOTE 2 – LIQUIDITY

Since inception, the Company has incurred losses and has an accumulated deficit of $23.5 million at June 30, 2007. During 2006, the Company raised $2.5 million from the issuance of preferred stock (which was converted to common stock at the time of the Merger) and received $22.2 million in net proceeds from the sale of common stock in a private placement. At June 30, 2007, the Company’s cash balance was $2.5 million.  In August 2007, the Company completed another private placement from which the Company received $11.7 million in net proceeds (see Note 11 – Subsequent Event).

Based upon management’s current forecast of future revenues and expenses, the Company believes its cash resources will likely be sufficient to fund operations into the second quarter of 2008.  This assumes that the Company’s live event expenses continue to decrease as a result of the Company’s increased production efficiencies and that the Company realizes additional cash from the following: (i) the distribution of IFL mixed martial arts content via DVD, electronic sell through and similar media pursuant to our letter of intent with Warner Home Video; (ii) the distribution of programming internationally pursuant to our exclusive relationship with Alfred Haber Distribution, Inc.; (iii) the continuation of television rights consistent with terms contemplated by the Letter of Intent with the Fox Entities (see Note 8); and (iv) an increase in sponsorship and licensing revenue.  The Company is also evaluating the profitability of other revenue sources, such as franchise or team sales, digital rights and pay-per-view broadcasts. If the Company can successfully generate revenue from additional sources, the Company’s cash resources could last beyond the second quarter of 2008.  There can be no assurance, however, that the Company will generate sufficient cash from any of such sources or continue to realize decreases in its live event expenses.  If the Company is not able to generate sufficient cash from operations or if the Company is unable to secure sufficient debt or equity financing for operations, the Company will experience a cash shortage, the effect of which could result in the discontinuance of operations.  If additional funds are raised by issuing equity securities, further dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders.

NOTE 3 – LOSS PER SHARE

The Company complies with the accounting and reporting requirements of Statement of Financial Accounting Standards No. (“FAS”) 128, “Earnings Per Share.”  Basic earnings per share (“EPS”) excludes dilution and is computed by dividing income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted EPS is based upon the weighted average number of common shares outstanding during the period plus the additional weighted average common equivalent shares during the period.  Common equivalent shares result from the assumed exercises of outstanding stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding shares of common stock (the “treasury stock method”).  Common equivalent shares are not included in the per share calculations where the effect of their inclusion would be anti-dilutive.  Inherently, stock options and warrants are deemed to be anti-dilutive when the average market price of the common stock during the period exceeds the exercise price of the stock options or warrants.

At June 30, 2007, the Company’s common stock equivalents include stock options outstanding for 2,088,031 shares of our common stock and warrants exercisable for 1,288,987 shares of our common stock.  These common stock equivalents are not included in the diluted EPS calculations because the effect of their inclusion would be anti-dilutive or would decrease the loss per common share.

NOTE 4 – INCOME TAXES

On January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FAS 109” (“FIN 48”).  As of January 1 and June 30, 2007, there were no unrecognized tax benefits.  FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.  The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.  No amounts were accrued for the payment of interest and penalties at January 1, 2007.  There was not change to this balance at June 30, 2007.  Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.  The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

NOTE 5 – RELATED PARTY TRANSACTIONS

Transactions with Entities Controlled by Our Chief Executive Officer

Certain business transactions are transacted among the Company and two business ventures that are controlled by the Company’s Chief Executive Officer.  Typically, the Company reimburses these related companies for charges incurred and advances made on the Company’s behalf. Further, the Company purchases certain goods and services from these related companies.  As of June 30, 2007, approximately $58,000 was owed to these related companies, which is included in accounts payable, relating to transactions aggregating $230,000 and $580,000 for the three and six months ended June 30, 2007 and $123,000 and $162,000 for the three and six months ended June 30, 2006.  As of December 31, 2006, approximately $166,000 was owed to these related companies, of which $119,000 is included in accounts payable and $47,000 is included in accrued expenses.

Lease and Other Guaranty Arrangements

In connection with Old IFL’s lease of our New York City headquarters in August 2006, our Chief Executive Officer executed an unconditional and irrevocable guaranty of Old IFL’s obligations under the lease.  This lease commenced on September 1, 2006 and expires on August 31, 2010.  Rent expense initially is $13,394 per month (not including escalations) commencing on November 1, 2006 and payable in advance.  In addition, our Chief Executive Officer has, on occasion, provided personal guarantees relating to performance bonds required by certain state athletic commissions.

On March 29, 2007, the Company’s Board of Directors passed a resolution authorizing the Company to enter into an indemnification agreement with our Chief Executive Officer relating to these personal guarantees.  On March 30, 2007, the Company executed an indemnity agreement with our Chief Executive Officer.

NOTE 6 – STOCK OPTION PLAN

Accounting for stock options issued to employees follows the provisions of FAS 123(R), “Share-Based Payment” and the SEC’s SAB 107, “Valuation of Share-Based Payment Arrangements for Public Companies.”  This statement requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award.

The Company uses the Black-Scholes option pricing model to measure the fair value of options granted to employees.

During the year ended December 31, 2006, the Company adopted the new 2006 Equity Incentive Plan (the “Plan”), which permits the grant of share options and other forms of share-based awards to its employees, directors and service providers for up to 5,000,000 shares of the Company’s common stock. Option awards generally vest based on 3 years of continuous service and have 10-year contractual terms. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the Plan). As part of the Merger (see Note 1), in exchange for options to purchase 1,865,000 shares of Old IFL common stock, we issued to the holders thereof options to purchase an aggregate of 1,925,376 shares of our common stock under the Plan which has substantially the same terms and conditions as the Old IFL options.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that used the assumptions noted in the following table. Expected volatilities are estimated based on the volatility of other entities in similar businesses. The expected term of options granted to employees is 3 years and is derived from the option agreement and represents the vesting period, since there is no employment history to consider. The expected term of options granted to non-employees is 2 to 5 years and is derived from the agreements with the parties. The risk-free rate for the expected term of the options is based on the U.S. Treasury yield curve in effect at the time of grant.

June 30, 2007
Expected volatility	33%
Expected dividends	0
Expected term (in years)	2-5
Risk-free rate	4.7%

A summary of option activity under the Plan for the six months ended June 30, 2007 is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at January 1, 2007	1,925,376	$0.20
Exercised on April 5, 2007	43,333	$0.06
Exercised on June 8, 2007	5,833	$0.30
Cancelled	(50,947)	$0.30
Outstanding at June 30, 2007	1,825,263	$0.16
Exercisable at June 30, 2007	482,847	$0.12	8.9 years

In connection with grants of options issued under the Plan, compensation costs of $14,469 and $29,677, respectively, were charged against operations for the three and six months ended June 30, 2007.  For the three and six months ended June 30, 2006, respectively, compensation costs of $15,546 and $25,128 were charged against operations.

NOTE 7 – COMMITMENTS

In April 2007 the Company entered into an agreement with one of its executive officers under which the Company is obligated to make special payments and provide benefits subsequent to the effective date of the executive’s resignation (see Note 9).

NOTE 8 – TELEVISION RIGHTS AGREEMENTS

On various dates during the year ended December 31, 2006, the Company entered into agreements with National Sports Programming, owner and operator of Fox Sports Net (“FSN”) regarding IFL’s series of team mixed martial arts matches held during the year ended December 31, 2006. The agreements grant FSN certain rights to the telecasts and, in return, FSN agrees to broadcast the series under specified conditions.

The agreements with FSN provide that there shall be no payment of any distribution fees by the Company to FSN.  The Company treats the arrangements as barter transactions in accordance with FAS 153 “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.”  Under the proposed terms of the Letter of Intent (as hereinafter defined), FSN would retain exclusive distribution rights to all IFL regular season, playoff and championship events.  The provision of the Letter of Intent relating to FSN provides that there shall continue to be no payment of any distribution fee by IFL to FSN.  For the three and six months periods ended June 30, 2007, the Company recognized $1,000,000 and $1,750,000 of television rights revenue and corresponding charges to costs of revenues relating to the telecast of events on FSN.

On January 15, 2007, the Company entered into a letter of intent (the “Letter of Intent”) with Fox Cable Networks, Inc. (“Fox”) and MyNetworkTV, Inc. (“MNTV” and, together with Fox, the “Fox Entities”), which set forth certain terms and conditions under which the Fox Entities and IFL propose to create, promote and distribute IFL MMA content through a three-tier television and new media programming alliance.  The Letter of Intent contains provisions requiring good faith negotiation of definitive agreements and exclusive negotiation by the Company. These terms expired on May 31, 2007, and have not been extended beyond that date.  Accordingly, the parties are no longer obligated to negotiate definitive documents, nor is the Company bound by the exclusive negotiation terms contained in the Letter of Intent.

The parties have also been operating under the terms of the Letter of Intent with respect to the telecasting of IFL events by FSN and MNTV and the Company intends to continue negotiating definitive documents with the Fox Entities for telecasting IFL events.  During the three and six month periods ended June 30, 2007, the Company recorded $683,000 and $883,000 of television rights revenue relating to the telecast of events on MNTV.

The Letter of Intent also contemplated Fox making an equity investment in IFL and Fox and IFL establishing a joint venture to own, manage and distribute IFL related digital media rights including online/Internet, broadband and mobile/wireless.  IFL expects that discussions will continue on these proposed transactions in the future, however, no assurance can be given that a transaction will be consummated.

The Company has also entered into an agreement for exclusive international distribution of its television shows.  Under the agreement, the Company is required to deliver certain programming and will receive 75% of the revenue received from distribution with a guaranteed minimum of $1 million.  During the six months ended June 30, 2007, the Company received an advance payment of $200,000, which is reflected in other liabilities.  The Company will first record revenue under the arrangement when it completes the delivery of the minimum required programming.

NOTE 9 – ARRANGEMENTS WITH CERTAIN OFFICERS

On April 2, 2007, we entered into an agreement and general release (the “Original Agreement”), pursuant to which Salvatore A. Bucci, our Chief Financial Officer, Executive Vice President and Treasurer voluntarily resigned effective at the close of business on June 30, 2007 (the “Separation Date”).  Mr. Bucci was to continue to serve as our Chief Financial Officer, Executive Vice President and Treasurer and as one of our directors through the Separation Date.  As provided for under the Original Agreement we paid Mr. Bucci his regular gross salary plus benefits and reimbursed Mr. Bucci for out-of-pocket expenses incurred by him in connection with the performance of his duties and obligations.  The

Original Agreement had also required us to make a one-time payment of $40,000 to Mr. Bucci on June 29, 2007 and that we pay Mr. Bucci six monthly payments of $15,000 from July to December 2007.

On June 19, 2007, the Company and Mr. Bucci amended the Original Agreement by entering into an Amended and Restated Agreement and General Release (the “Amended Agreement”).  Under the Amended Agreement, Mr. Bucci will continue in his positions of Chief Financial Officer, Executive Vice President and Treasurer of the Company through September 30, 2007, unless the Company requests Mr. Bucci to resign before that date.  Mr. Bucci will be paid a salary of $20,000 per month from July 1 to September 30, 2007, regardless of whether Mr. Bucci’s resignation becomes effective prior to September 30, 2007.  Further, in lieu of the one-time payment of $40,000 due to Mr. Bucci on June 29, 2007 and the six monthly payments of $15,000 that were payable from July to December 2007, Mr. Bucci was paid one special payment of $60,000 on June 29, 2007 and is to receive a second special payment of $70,000 on September 28, 2007.  The Company also made a $10,000 payment directly to Mr. Bucci’s law firm for services rendered to Mr. Bucci in connection with these agreements.  The remaining terms of the Original Agreement are substantially unchanged.

Mr. Bucci served as a director of the Company until the June 28, 2007 annual stockholders meeting, at which time he resigned from the board.

NOTE 10 – RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued FAS 157, “Fair Value Measurements.”  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements.  FAS 157 does not require any new fair value measurements.  However, the FASB anticipates that for some entities, the application of FAS 157 will change current practice.  FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning January 1, 2008.  The Company is currently evaluating the impact of FAS 157 but does not expect that it will have a material impact on its condensed consolidated interim financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”).  SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in the current year financial statements.  The SAB requires registrants to quantify misstatements using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 does not change the guidance in SAB 99, “Materiality,” when evaluating the materiality of misstatements.  SAB 108 is effective for fiscal years ending after November 15, 2006.  Upon initial application, SAB 108 permits a one-time cumulative effect adjustment to beginning retained earnings.  The Company is currently evaluating the potential impact, if any, that the adoption of SAB 108 will have on its condensed consolidated interim financial statements.

In February 2007, the FASB issued FAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  FAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company is currently assessing the impact of FAS 159 on its condensed consolidated interim financial position and results of operations.

NOTE 11 – SUBSEQUENT EVENT

On August 6, 2007, the Company completed a private offering for the sale of a total of 25,330,000 shares of common stock at a price of $0.50 per share for gross proceeds of $12,665,000 and issued five year warrants to acquire up to 12,665,000 shares of common stock at an exercise price $1.05 per share from which the Company received net proceeds of $11.7 million.

Item 2.     Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q and our Annual Report on Form 10-K filed on April 2, 2007. In addition to historical information, this discussion and analysis contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance and the industries in which we operate as well as on our management’s assumptions.  These forward-looking statements that involve risks and uncertainties. When used in this Quarterly Report on Form 10-Q the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “targets,” “goals,” “projects,” “seeks,” “potential,” “plan,” “is designed to” or the negative of these and similar expressions identify forward-looking statements.  While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, we cannot assure you that these plans, intentions or expectations will be achieved.  Other than as required by applicable securities laws, we are under no obligation to update any forward-looking statement, whether as result of new information, future events or otherwise.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in this Quarterly Report on Form 10-Q and in our Annual Report on Form 10-K  for the year ended December 31, 2006.

Our Company

We are the world’s first professional mixed martial arts (or MMA) sports league.  In MMA matches, athletes combine a variety of fighting styles, such as boxing, judo, jiu jitsu, karate, kickboxing, muy thai, tae kwon do and/or wrestling, in each fight.  Our business was founded in 2005 to organize, host and promote live and televised MMA sporting events and to capitalize on the growing popularity of MMA in the United States and around the world. At the core of our business are our twelve MMA teams, which comprise some of the world’s most highly regarded athletes and coaches.  Our sporting events typically showcase four teams, in two-team match-ups, with athletes competing in one-on-one matches across five weight divisions.  These events create a body of television programming content that we currently distribute through an arrangement with both Fox Sports Net (“FSN”), a national sports cable network available to over 80 million households across the U.S., MyNetworkTV, Inc. (“MNTV”), a broadcast network available to over 100 million homes across the U.S., and internationally through our arrangement with Alfred Haber Distribution, Inc., an international distributor of U.S. television programming. We earn revenue from live event ticket sales, sponsorships and promotions and licensing of our intellectual property.  We have held sixteen live events, the first of which took place during the second quarter of 2006, the first period in which we recognized revenues.

Corporate History

Prior to November 29, 2006, we were known as Paligent Inc., a Delaware corporation (“Paligent”).  On November 29, 2006, we acquired International Fight League, Inc., a privately held Delaware corporation (“Old IFL”), pursuant to an agreement and plan of merger, dated as of August 25, 2006, as amended (the “Merger Agreement”), by and among us, IFL Corp., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), and Old IFL, providing for the merger of Merger Sub and Old IFL, with Old IFL being the surviving corporation and becoming our wholly owned subsidiary (the “Merger”).  Immediately following the Merger, we changed our name to International Fight League, Inc. (“IFL” or collectively, the “Company”), and Old IFL changed its name to IFL Corp. and continued to operate Old IFL’s business of organizing and promoting a mixed martial arts sports league.

The Merger has been accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with generally accepted accounting principles in the United States of America.  Reported results of operations of the combined group reflect the operations of Old IFL and IFL.

Old IFL’s predecessor, International Fight League, LLC (the “LLC”), was organized on March 29, 2005 as a New Jersey limited liability company.  On January 11, 2006, the LLC merged into Old IFL, whereupon the existence of the LLC ceased, and at which time the members of the LLC received an aggregate of 18,000,000 shares of Old IFL common stock, par value $0.0001 per share, in exchange for their membership interests in the LLC.  Old IFL operated as a development stage enterprise through March 31, 2006.

During the first quarter of 2007, we launched our first full season, which consisted of a nine event regular season, which concluded in the second quarter, plus a two event post-season, which will occur in the third quarter.  In addition, during the fourth quarter of 2007, we will hold our “grand prix,” a two event tournament in which the four top athletes in each weight class will compete for the title belt to be awarded to the champion of each weight class.

Company Filings

We make available through our internet website free of charge our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to such reports and other filings made by us with the SEC, as soon as practicable after we electronically file such reports and filings with the SEC. Our website address is www.ifl.tv.  The information contained in this website is not incorporated by reference in this report.

Results of Operations

From inception through June 30, 2007, we have incurred costs and expenses significantly in excess of revenues. As we pursue our goals and continue to build out our organization and business, we expect to increase revenues and control costs and maximize value to existing stockholders, though we expect to incur additional losses.

Through March 31, 2006, we were a development stage company with insignificant operations.  We held our first event on April 29, 2006 and first reported revenues and costs of revenues during the three months ended June 30, 2006.  Accordingly, comparative information relating to revenues and costs of revenues for the three and six month periods ended June 30, 2006 are identical.

Three and Six Months Ended June 30, 2007 as compared to the Three and Six Months Ended June 30, 2006

During the three month period ended June 30, 2007, we held five live events.  In addition, during this period, we created television content for twelve original episodes for broadcast on FSN and nine for MNTV.  During the six months ended June 30, 2007, we held nine live events and created eighteen original episodes for broadcast on FSN and  twelve for MNTV.

For the three months ended June 30, 2007, we incurred a net loss of $6.9 million, or $0.13 per share, as compared to a net loss of $1.8 million, or $0.10 per share during the comparable period in 2006.  For the six months ended June 30, 2007, we incurred a net loss of $13.8 million, or $0.26 per share, as compared to a net loss of $2.4 million, or $0.14 per share, during the comparable period in 2006.

Revenues for the three and six months ended June 30, 2007 were $2.7 million and $4.2 million, respectively.  During 2006, revenues for the comparable periods were $738,000.  The principal components of revenue for the referenced periods in 2007 and 2006, respectively, include:

•                  television rights of $1.7 million and $2.6 million, respectively, during the three and six months ended June 30, 2007, consisting of $1.0 million and $1.75 million, respectively, relating to IFL’s agreements with FSN and $683,000 and $883,000, respectively, relating to our agreement with MNTV.  During 2006, we recognized $375,000 of television rights relating to our agreement with FSN;

•                  box office receipts and related revenue of $892,000 and $1.4 million, respectively, during the three and six month periods ended June 30, 2007 as compared to $127,000 during 2006; and

•                  sponsorships of $74,000 and $141,000, respectively, during the three and six month periods ended June 30, 2007 as compared to $234,000 during 2006.

During 2006, IFL entered into agreements with National Sports Programming, owner and operator of Fox Sports Net (“FSN”).  The agreements with FSN granted FSN exclusive rights to broadcast episodes of IFL’s 2006 events through June 30, 2007.  In January 2007, we entered into a Letter of Intent  with Fox Cable Networks, Inc. (“Fox”)

and MyNetworkTV, Inc. (“MNTV” and, together with Fox, the “Fox Entities”) (the “Letter of Intent”), which set forth certain terms and conditions under which the Fox Entities and IFL proposed to create, promote and distribute IFL MMA content. Under the proposed terms, FSN would retain exclusive distribution rights to all IFL regular season, playoff and championship events.  The provision of the Letter of Intent relating to FSN provides that there shall be no payment of any distribution fee by IFL to FSN.  Accordingly, we have treated the transaction as a barter transaction in accordance with FAS 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The provision of the Letter of Intent relating to the broadcasts on MNTV provide for MNTV to pay IFL $50,000 for each initial telecast, $20,000 for each second telecast and $12,500 for each third telecast.  During the second quarter ended June 30, 2007, MNTV broadcast nine first run telecasts, seven second run telecasts and five third run telecasts.  During the six months ended June 30, 2007, MNTV broadcast twelve first run telecasts, ten second run telecasts and five third run telecasts.

During the three and six months ended June 30, 2007, costs of revenues were $7.4 million and $13.8 million, respectively.  During 2006, costs of revenues for the comparable periods were $2.0 million.  The principal components of costs of revenues for the referenced periods consists of the following:

•                  distribution fees of $1.0 million and $1.75 million, respectively, during the three and six months ended June 30, 2007 relating to the FSN agreement.  During 2006, we recorded $375,000 of distribution fees relating to our agreement with FSN;

•                  live events costs of $6.4 million and $12.0 million, respectively, during the three and six months ended June 30, 2007.  During 2006, we recorded $1.5 million of live events costs; and

•                  sponsorship costs of $22,000 and $55,000, respectively, during the three and six month ended June 30, 2007 as compared to $102,000 recorded in 2006.

Components of live event costs for the quarterly and six month periods ended June 30, 2007, respectively, include $1.7 million and $3.4 million of talent costs as compared to $387,000 in 2006, $1.4 million and $2.5 million of event travel and other event costs as compared to $522,000 in 2006, $2.8 million and $5.0 million of television production costs as compared to $435,000 in 2006 and $500,000 and $1.1 million of advertising expenses as compared to $170,000 in 2006.

During the three and six month periods ended June 30, 2007, selling, general and administrative expenses were $2.2 million and $4.4 million, respectively, as compared to $505,000 and $1.1 million during the comparable periods in 2006.  The primary components of selling, general and administrative expenses for the three and six month periods ended June 30, 2007 and 2006 were, respectively, professional fees of $300,000 and $1.0 million in 2007 as compared to $119,000 and $457,000 in 2006, payroll and benefits expenses of $1.3 million and $2.3 million in 2007 as compared to $174,000 and $282,000, advertising expenses of $140,000 and $340,000 in 2007 as compared to $0 and $58,000 in 2006 and travel and entertainment of $100,000 and $200,000 as compared to $36,000 and $68,000.  In addition, office and facilities costs of $270,000 and $570,000 were recorded during the quarterly and six month periods in 2007.

Stock-based compensation expenses relating to option grants of $14,000 and $30,000, respectively, were recorded to the statement of operations for the quarterly and six month periods ended June 30, 2007 as compared to charges of $16,000 and $25,000 for the similar periods in 2006.

During the quarterly and six month periods ended June 30, 2007, interest income of $72,000 and $234,000, respectively, was earned on available cash balances as compared to $11,000 and $23,000 during the comparable period in 2006.

During 2006, $45,000 and $72,000 of dividend expense relating to preferred stock of Old IFL was recorded.  All preferred stock of Old IFL, including accrued dividends, was exchanged for common stock of Old IFL at the time of the Merger.

Liquidity and Capital Resources

At June 30, 2007, our cash and cash equivalents were $2.5 million, a decrease of $14.1 million from the end of the prior year.  During the six months ended June 30, 2007, we received $1.2 million from the receipt of the remaining subscription receivable relating to the December 2006 private placement of common stock and used $13.6 million to fund operating activities and $1.6 million to pay accrued commissions on the private placement that was completed in December 2006.

Future Capital Requirements

Since inception, our MMA operations have incurred losses, and we have funded these operating deficits through proceeds of $2.5 million from the 2006 issuance of preferred stock and from net proceeds of approximately $22.2 million from our December 2006 private placement.  During August 2007, we completed a second private placement, from which we received net proceeds of approximately $11.7 million.  Based upon management’s current forecast of future revenues and expenses, the Company believes its cash resources will likely be sufficient to fund operations into the second quarter of 2008.  This assumes that the Company’s live event expenses continue to decrease as a result of the Company’s increased production efficiencies and that the Company realizes additional cash from the following: (i) the distribution of IFL mixed martial arts content via DVD, electronic sell through and similar media pursuant to our letter of intent with Warner Home Video; (ii) the distribution of programming internationally pursuant to our exclusive relationship with Alfred Haber Distribution, Inc.; (iii) the continuation of television rights consistent with terms contemplated by the Letter of Intent with the Fox Entities (see Note 8); and (iv) an increase in sponsorship and licensing revenue.  The Company is also evaluating the profitability of other revenue sources, such as franchise or team sales, digital rights and pay-per-view broadcasts. If the Company can successfully generate revenue from additional sources, the Company’s cash resources could last beyond the second quarter of 2008. There can be no assurance, however, that the Company will generate sufficient cash from any of such sources or continue to realize decreases in its live event expenses.  If the Company is not able to generate sufficient cash from operations or if the Company is unable to secure sufficient debt or equity financing for operations, the Company will experience a cash shortage, the effect of which could result in the discontinuance of operations.  If additional funds are raised by issuing equity securities, further dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders.

Changes in Directors and Officers

On April 2, 2007, and as amended on June 19, 2007, we entered into agreements pursuant to which Salvatore A. Bucci, our Chief Financial Officer, Executive Vice President and Treasurer voluntarily resigned effective at the close of business on September 30, 2007 (the “Separation Date”).  Mr. Bucci is to continue to serve as our Chief Financial Officer, Executive Vice President and Treasurer through the Separation Date (see Note 9 to the Condensed Consolidated Financial Statements included in this report).  Mr. Bucci resigned as one of our directors upon the election of directors at the annual meeting of stockholders on June 28, 2007.

On April 25, 2007, Mr. Kurtz voluntarily resigned as one of our directors.

On May 1, 2007, our Board of Directors elected Jeffrey M. Jagid to fill the vacancy created by Mr. Kurtz’s resignation.

On June 11, 2007, our Board of Directors elected Kevin Waldman as one of our directors.

On June 30, 2007, Joel Ehrlich, our Chief Marketing Officer and President of Sales, resigned from the Company.

Off-Balance Sheet Arrangements

As of June 30, 2007, we had no off-balance sheet arrangements.

Critical Accounting Policy

For the six months ended June 30, 2007, there were no significant changes to our critical accounting policies as identified in our Annual Report on Form 10-K for the year ended December 31, 2006.

Seasonality

We organize, host and promote a significantly greater number of live and televised MMA sporting events during the first half of our fiscal year than during the second half of our fiscal year.  Since we generally incur most of our costs in connection with such events, our expenses generally increase during the first half of our fiscal year and decline in the second half.  This seasonality is likely to cause fluctuations in our financial results.

In 2007, we held all nine of our regular season events during the six months ended June 30, 2007, of which five events occurred during the second quarter.  During the third and fourth quarters of 2007, we are scheduled to hold a total of four additional events, with two events occurring in each quarter.  During 2006, we held a total of six events, of which two were held in the second quarter, which was the first quarter of our operations.

Item 3. Quantitative and Qualitative Disclosure About Market Risk

Not applicable.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures - Under the supervision and with the participation  of our  management, including our Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2007.  Based upon this evaluation, our Chief  Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are adequate and effective to ensure that information we are required to disclose in reports that we file or submit under the  Securities  Exchange  Act of 1934 is (1)  recorded, processed,  summarized  and reported  within the time  periods  specified in SEC rules  and  forms  and (2) is  accumulated  and  communicated  to our management,  including our principal  executive and principal financial officers as appropriate to allow timely decisions regarding required disclosures.  Due to the inherent limitations of control systems, not all misstatements may be detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.  Any system of controls and procedures, no matter how well designed and operated, can at best provide only reasonable assurance that the objectives of the system are met and management necessarily is required to apply its judgment in evaluating the cost benefit relationship of possible controls and procedures.  Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control.  Our controls and procedures are intended to provide only reasonable, not absolute, assurance that the above objectives have been met.

Changes in Internal Control Over Financial Reporting - There have been no changes in our internal control over financial reporting that occurred during the last fiscal quarter to which this report relates that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

Item 1.  Legal Proceedings

Not Applicable.

Item 1A.  Risk Factors

Aside from the risk factor(s) noted below, there have been no material changes to the risk factors previously disclosed in “Risk Factors” under Item 1A, Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 or Item 1A, Part II of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

On January 15, 2007, International Fight League, Inc. (“IFL” or the “company”) entered into a binding letter of intent (the “Letter of Intent”) with Fox Cable Networks, Inc. and MyNetworkTV, Inc. (collectively, the “Fox Entities”) which sets forth certain terms and conditions under which the company and the Fox Entities propose to create, promote and distribute IFL mixed martial arts content through a three-tier television and new media programming alliance.  The Letter of Intent contains provisions requiring good faith negotiation of definitive agreements and exclusive negotiation by the company.  These terms originally expired on March 15, 2007 and were extended several times, the latest through May 31, 2007, but have not been extended beyond that date. Accordingly, the parties are no longer obligated to negotiate definitive documents, nor is the company bound by the exclusive negotiation terms contained in the Letter of Intent.  Notwithstanding this expiration, the company and the Fox Entities are continuing to negotiate definitive agreements with respect to television distribution and are continuing to telecast IFL programs.  However, no assurance can be given that definitive agreements will be executed, and either party can terminate the negotiations at any time for any reason or no reason.  Furthermore, the Fox Entities are requesting customary cancellation and cutback rights for the TV distribution agreements.  In that case, the Fox Entities could cancel broadcasting IFL programming at anytime, regardless of term of the television broadcast distribution agreements.

The Letter of Intent also contemplated the Fox Entities making an equity investment in IFL and the Fox Entities and IFL establishing a joint venture to own, manage and distribute IFL related digital media rights, including online/Internet, broadband and mobile/wireless. IFL expects that discussions will continue on these proposed transactions in the future, however, no assurance can be given that a transaction will be consummated.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

We did not repurchase any of our equity securities during the quarter ended June 30, 2007.

The following are all of our unregistered sales of our equity securities during the quarter ended June 30, 2007:

•                  On June 1, 2007, we issued a warrant to purchase 160,000 shares of our common stock at an exercise price of $1.25 per share, with an expiration date of April 2, 2012, in a private placement exempt under Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  The warrant was issued in consideration of consulting services provided to the Company. No cash consideration was received by the Company and no underwriters were involved in this transaction.

•                  Throughout the quarter, we issued 49,166 shares of our common stock upon the exercise of stock options issued under our 2006 Equity Incentive Plan (the “Plan”).  The total cash compensation received was $4,350 and was used for general corporate purposes.  The Company has not yet registered shares issued under the Plan pursuant to the Securities Act, and therefore these transactions were completed as a private placement exempt under Section 4(2) of the Securities Act of 1933.  No underwriters were involved in the transactions.

Item 3.  Defaults Upon Senior Securities

Not Applicable.

Item 4.  Submission of Matters to a Vote of Security Holders

We held our 2007 annual stockholders meeting on June 28, 2007.  At that meeting, stockholders elected Jeffrey M. Jagid, Kurt Otto, Gareb Shamus and Kevin Waldman as directors of the Company.  The terms of these directors will expire at the 2008 annual stockholders meeting.  In addition, stockholders approved both of the two company proposals.  The persons elected and the results of the voting are as follows:

	Votes For	Votes Withheld
Jeffrey M. Jagid	29,846,304	22,983
Kurt Otto	29,846,304	22,983
Gareb Shamus	29,845,238	24,049
Kevin Waldman	29,845,118	24,169

	For	Against	Abstain	Broker Non-Vote
Board of Directors’ proposal to ratify appointment of Rothstein, Kass & Company, P.C. as independent accountants	29,830,493	24,168	14,624

Board of Directors’ proposal to approve an amendment to the certificate of incorporation to increase the number of authorized shares of common stock the Company is authorized to issue from 75 million to 150 million.	28,647,067	270,811	644	950,765

Item 5.  Other Information

Not applicable.

Item 6.  Exhibits

See Exhibit Index on page 22 for a description of the documents that are filed as Exhibits to this report on Form 10-Q or incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL FIGHT LEAGUE, INC.

By:	/s/ Gareb Shamus
Gareb Shamus
President and Chief Executive Officer

Date: August 14, 2007

EXHIBIT INDEX

Exhibits

3.1(i)	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on June 28, 2007.
3.1(ii)	Amended and Restated By-Laws of the Registrant (incorporate by reference to Exhibit 3.1(ii) of Registrant’s Form 8-K filed on May 22, 2007).
4.1	Warrant, dated June 1, 2007, issued to consultant to Registrant.
4.2	Form of Coach’s Warrant.
10.1

Amended and Restated Agreement and General Release, dated June 19, 2007, between Salvatore A. Bucci and International Fight League, Inc. (incorporated by reference to Exhibit 99.1 to Registrant’s Form 8-K filed June 22, 2007).

31.1	Certification of the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 3.1(i)

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL FIGHT LEAGUE, INC.

Pursuant to Section 242 of the General
Corporation Laws of the State of Delaware

The certificate of incorporation of International Fight League, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), is hereby amended by deleting the first sentence of the Article FOURTH and replacing it in its entirety with the following:

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Fifty-One Million (151,000,000) shares, consisting of One Hundred Fifty Million (150,000,000) shares of Common Stock with a par value of $0.01 per share and One Million (1,000,000) shares of Preferred Stock with a par value of $0.01 per share.

The foregoing amendment was adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 28th day of June, 2007.

International Fight League, Inc.

By:	/s/ Michael C. Keefe
Michael C. Keefe
President, Legal and Business Affairs and Corporate Secretary

Exhibit 4.1

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

INTERNATIONAL FIGHT LEAGUE, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. B-2	Original Issue Date: June 1, 2007

INTERNATIONAL FIGHT LEAGUE, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, Lifeline Industries, Inc. or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of ONE HUNDRED SIXTY THOUSAND (160,000) shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to ONE DOLLAR AND TWENTY-FIVE CENTS ($1.25) (as adjusted from time to time as provided in Section 8 herein, the “Exercise Price”), at any time and from time to time from and after the Original Issue Date (the “Issuance Date”) and through and including 5:00 P.M., New York City time, on April 2, 2012 (the “Expiration Date”), and subject to the following terms and conditions:

The Holder hereby agrees that the representations and warranties set forth in Appendix A to Schedule 1, annexed hereto and made a part hereof, are true, accurate and complete as of the Issuance Date.

1.             Registration of Warrants.  The Company shall register this Warrant in records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.             Registration of Transfers. Subject to the restrictions on transfer set forth in Section 12(b) and compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant and the Form of Assignment attached as Schedule 1 hereto duly completed and signed by the transferring Holder, to the Company at its address specified herein; (ii) if a registration statement under the Securities Act of 1933 (the “Securities Act”) is not effective, delivery by or on behalf of the transferring Holder (at its expense), at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws; and (iii) accurate completion, execution and delivery to the Company by the transferee of Appendix A to Schedule 1, annexed hereto and made a part hereof.  Upon any such registration or transfer (including, to the extent applicable, receipt of the items set forth in clauses (i), (ii) and (iii) immediately preceding), a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

3.             Exercise and Duration of Warrants.

(a)           All or any part of this Warrant may be exercised by the registered Holder at any time and from time to time on or after the Issuance Date and through and including 5:00 P.M. New York City time on the Expiration Date.  At 5:01 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding;

(b)           The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 2 hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price, in immediately available funds and/or in accordance with Section 3(c) below, for the number of Warrant Shares as to which this Warrant is being exercised.  The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Appendix A to Schedule 1 hereto are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder, such transferee Holder’s certification to the Company that such representations are true and correct as to such transferree Holder as of the Exercise Date).  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           Holder  may, at its option, elect to pay some or all of the Exercise Price payable upon an exercise of this Warrant by cancelling a portion of this Warrant with respect to such number of Warrant Shares as is determined by dividing (i) the total Exercise Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock as of the Exercise Date, over the Exercise Price per share.  The Fair Market Value per share of Common Stock shall be determined as follows:

(i)            If the Common Stock is listed or quoted on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system (including the OTC Bulletin Board) as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date, or, if no such price is reported on such date, such price on the next preceding business day for which such price is reported.

2

(ii)           If the Common Stock is not listed or quoted as described in (i) above, the Fair Market Value per share of Common Stock shall be deemed to be the amount determined in good faith by the Board of Directors of the Company  to represent the value per share the Common Stock would have if it were publicly traded on a nationally recognized exchange or trading system, not as an initial public offering but on a seasoned basis and without any unusual market conditions or any premium for control or discount for minority interests, illiquidity or restrictions on transfer.

4.             Delivery of Warrant Shares.  Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if a registration statement covering the Warrant Shares is not effective, and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) under the Securities Act.  The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

5.             Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.             Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and, in each case, a customary and reasonable indemnity (which may include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

7.             Reservation of Warrant Shares.  The Company covenants that it will initially reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are initially issuable and

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deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder.  The Company further covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8).  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

8.             Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c)           Fundamental Transactions. If, at any time while this Warrant is outstanding  (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case,  in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or

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exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 8(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”).  The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(d)           Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 8, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)           Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(f)            Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

9.             No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.

10.           Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Trading Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth below unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 10:

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If to the Company:	International Fight League, Inc.
424 West 33rd Street, Suite 650
New York, New York 10001
Telephone No.: (212) 356-4028
Facsimile No.: (212) 564-6546

Attention: President, Legal and Business Affairs

If to the original Holder:	Lifeline Industries, Inc.
1640 Anderson Avenue, Suite C
Fort Lee, NJ 07024
Telephone No.:
Facsimile No.:
Attention: Robb Knie

11.           Warrant Agent. The Company shall serve as warrant agent under this Warrant.  Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

12.           Miscellaneous.

(a)           The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)           Subject to compliance with applicable securities laws, this Warrant shall not be assigned transferred by the Holder without the Company’s prior written consent, except to an Affiliate of the Holder, provided, that, subject to compliance with applicable securities laws, nothing in this Warrant shall prohibit the Holder from transferring any Warrant Shares issued upon exercise of this Warrant.  This Warrant shall not be assigned by the Company except to a successor in the event of a Fundamental Transaction.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant shall be amended only in writing signed by the Company and the Holder, or their permitted successors and assigns.

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(c)           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  All questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced exclusively in accordance with the laws of the state of New York without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  THE HOLDER AND THE COMPANY EACH HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)            Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

14.           Definitions.

“Affiliate” of any specified Person means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Eligible Market” shall mean any of the New York Stock Exchange, the American Stock Exchange, Nasdaq Stock Market or the Over-the-Counter Bulletin Board (the “OTCBB”).

“Person” means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” shall mean any day on which the Common Stock is listed or quoted on any Eligible Market.

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IN WITNESS WHEREOF, each of the undersigned has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

INTERNATIONAL FIGHT LEAGUE, INC.

By:
Name:	Michael C. Keefe
Title:	President, Legal and Business Affairs

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SCHEDULE 1

INTERNATIONAL FIGHT LEAGUE, INC.

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              (the “Transferee” the right represented by the within Warrant to purchase                  shares of Common Stock of International Fight League, Inc., a Delaware corporation (the “Company”) to which the within Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)                                  the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)                                 the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)                                  the undersigned has read, executed and deliver to the Company Appendix A to this Schedule 1 included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)                                 the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

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Dated: ,
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

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Appendix A

to

Schedule 1

Warrant Holder Certification

In connection with the issuance, transfer and/or exercise of the Warrant to which this Schedule 1 is attached, as the case may be, the undersigned hereby certifies, knowing and intending that the International Fight League, Inc., a Delaware corporation (the “Company”) is relying hereon in issuing, transferring and/or exercising such Warrant, as the case may be, that the following representations and warranties are true, accurate and complete as of the date of such issuance, transfer and/or exercise:

1.             Investment Intent.  The undersigned understands that this Warrant and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring this Warrant and the Warrant Shares, as the case may be, as principal for its own account and not with a view to, or for distributing or reselling this Warrant and such Warrant Shares, as the case may be, or any part thereof in violation of the Securities Act or any applicable state securities laws, without prejudice, however, to the undersigned’s right, subject to the provisions of the Warrant, at all times to sell or otherwise dispose of all or any part of such Warrant Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  The undersigned is acquiring this Warrant and the Warrant Shares hereunder, as the case may be, in the ordinary course of its business. The undersigned does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of this Warrant or any of the Warrant Shares (or any securities which are derivatives thereof) to or through any person or entity; provided, however, that by making the representations herein, the undersigned does not agree to hold this Warrant or any of the Warrant Shares, as the case may be, for any minimum period of time.

2.             Purchaser Status. The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

3.             General Solicitation.  The undersigned is not acquiring this Warrant or the Warrant Shares, as the case may be, as a result of any advertisement, article, notice or other communication regarding this Warrant or the Warrant Shares, published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

4.             Experience of Purchaser.  The undersigned, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the Warrant Shares, and has so evaluated the merits and risks of such investment.  The undersigned is able to bear the economic risk of an investment in this Warrant and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

5.             Access to Information.  The undersigned acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of this Warrant and the Warrant Shares and the merits and risks of investing in this Warrant

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and the Warrant Shares; (ii) access to information (other than material non-public information) about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

6.             Independent Investment Decision.  The undersigned has independently evaluated the merits of its decision to acquire this Warrant and the Warrant Shares.  The undersigned understands that nothing in this Warrant or any other materials presented by or on behalf of the Company to the undersigned in connection with its acquisition of this Warrant and the Warrant Shares or this Warrant constitutes legal, tax or investment advice.  The undersigned has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of this Warrant and the Warrant Shares.

7.             Reliance on Exemptions.  The undersigned understands that the Warrant and the Warrant Shares are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the undersigned’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the undersigned set forth herein in order to determine the availability of such exemptions and the eligibility of the undersigned to acquire the Warrant and the Warrant Shares.

IN WITNESS WHEREOF, the undersigned has caused this Appendix to be duly executed by its authorized officer as of the date first indicated above.

NAME OF ENTITY

AUTHORIZED SIGNATORY

By:
Name:
Title:

ADDRESS FOR NOTICE
c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

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SCHEDULE 2

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1)           The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by International Fight League, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant, and shall pay the sum of $_______ to the Company in accordance with the terms of the Warrant by:

☐	$______ by wire transfer, bank check or other method acceptable to the Company, and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of Warrant Shares (using a Fair Market Value of $_______ per share for purposes of this calculation).

(3)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.

Dated:	,

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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Exhibit 4.2

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, SHALL NOT BE OFFERED, PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED UNLESS (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER OR SALE MAY BE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

INTERNATIONAL FIGHT LEAGUE, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. C-	Original Issue Date:

INTERNATIONAL FIGHT LEAGUE, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, ________________________ (the “Holder”), is entitled to purchase from the Company up to a total of ___________________________________ (____) shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $____ (as adjusted from time to time as provided in Section 8 herein, the “Exercise Price”), at such times after the Original Issue Date (the “Issuance Date”) and prior to 5:00 P.M., New York City time, on ______________ (the “Expiration Date”), as provided in Section 3 herein, and subject to the following terms and conditions:

The Holder hereby agrees that the representations and warranties set forth in Appendix A to Schedule 1, annexed hereto and made a part hereof, are true, accurate and complete as of the Issuance Date.

1.             Registration of Warrants.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.             Non-Transferability of Warrant.  This Warrant may not be sold, pledged, assigned or transferred in any manner without the written consent of the Company.

3.             Exercise and Duration of Warrants.

                (a)           Except as otherwise provided in this Warrant, this Warrant (to the extent not previously exercised) may be exercised, in whole or in part, by the registered Holder with respect to the Warrant Shares in accordance with the following schedule:  this Warrant shall vest and become exercisable as to one-sixth (1/6) of the Warrant Shares on each of the following dates:                                        until fully vested and exercisable.  Notwithstanding the foregoing, (i) any portion of this Warrant not vested and exercisable as of the date (the “Termination Date”) on which the Holder no longer is providing to the Company either (x) independent contractor services under the written agreement between the Holder and the Company in effect as of the Issuance Date (pursuant to which agreement this Warrant To Purchase Common Stock is issued) (the “Team Manager Agreement”), or (y) comparable independent contractor services under an agreement entered into with the Company to replace the Team Manager Agreement, shall become void and of no value as of the Termination Date; and (ii) any portion of this Warrant vested and exercisable but not exercised prior to the Expiration Date shall be and become void and of no value as of the Expiration Date, and on the Expiration Date this Warrant shall terminate and no longer be outstanding  To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

(b)           The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised.  The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that the Holder’s representations contained in Appendix A to Schedule 1 hereto are true and correct as of the Exercise Date as if remade in their entirety.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares subject to and under the same terms and conditions as provided for in this instrument.

4.             Delivery of Warrant Shares.  Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to the Holder, or upon the written order of the Holder, to such person(s) and in such name or names as the Holder may designate (provided that, if a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder (the “Registration Statement”) is not then effective under the Securities Act and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, the Holder shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, unless (a) the Registration Statement is not then effective, or (b) if the Registration Statement is then effective, the Warrant Shares are not being delivered to a third party pursuant to a bona fide disposition by the Holder pursuant to the Registration Statement or (c) the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) under the Securities Act, in which case the certificate for the Warrant Shares issuable upon such exercise shall contain the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR THE SECURITIES COMMISSION OF ANY STATE IN

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RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED UNLESS (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER OR SALE MAY BE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

5.             Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of the issuance, exercise, vesting, holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.             Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (which may include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

7.             Reservation of Warrant Shares. The Company covenants that it will initially reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder.  The Company further covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant

3

Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

8.             Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock in shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Fundamental Transactions. If, at any time while this Warrant is outstanding  (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 8(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall, subject to the vesting requirements of this Warrant, have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein; provided, however, that notwithstanding the foregoing, nothing in this Section 8(b) shall be deemed to accelerate the vesting of this Warrant, and this Warrant may only be exercised to the extent that it has vested.  The provisions of this paragraph (b) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

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(c)           Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 8, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)           Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(e)           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

9.             Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds.

10.           No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would otherwise be issuable, subject to Section 9, the number of shares of Warrant Shares to be issued shall be rounded up to the nearest whole number.

11.           Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified below in this Section 11 prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Trading Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth below unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 11:

5

If to the Company:	International Fight League, Inc.
424 West 33rd Street, Suite 650
New York, New York 10001
Telephone No.: (212) 356-4000
Facsimile No.: (212) 564-6546
Attention: President, Legal and Business Affairs

If to Holder:

12.           Warrant Agent. The Company shall serve as warrant agent under this Warrant.  Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13.           Miscellaneous.

(a)           The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)           Subject to compliance with applicable securities laws, this Warrant shall not be assigned by the Holder without the Company’s prior written consent, provided that, subject to compliance with applicable securities laws, nothing in this Warrant shall prohibit the Holder from transferring any Shares issued upon exercise of this Warrant.  This Warrant shall not be assigned by the Company except to a successor in the event of a Fundamental Transaction.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant shall be amended only in writing signed by the Company and the Holder, or their permitted successors and assigns.

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(c)           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED EXCLUSIVELY IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

14.           Registration Rights.  Holder has no right to require the Company or any of its subsidiaries to register either the Warrant or any of the Warrant Shares for sale pursuant to a registration statement filed under the Securities Act.

15.           Definitions.

“Affiliate” of any specified Person means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Eligible Market” shall mean any of the New York Stock Exchange, the American Stock Exchange, Nasdaq Stock Market or the Over-the-Counter Bulletin Board (the “OTCBB”).

“Person” means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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“Trading Day” shall mean any day on which the Common Stock is listed or quoted on any Eligible Market.

IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of the date first indicated above.

INTERNATIONAL FIGHT LEAGUE, INC.

By:
Name:
Title:

8

 SCHEDULE 1

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1)           The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by International Fight League, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)           The Holder shall pay the sum of $_______ to the Company in accordance with the terms of the Warrant.

(4)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.

Dated:	,

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

9

Appendix A

to

Schedule 1

Warrant Holder Certification

In connection with the issuance, permitted transfer, and/or exercise of the Warrant to which this Schedule 1 is attached, as the case may be, the undersigned hereby certifies, knowing and intending that the International Fight League, Inc., a Delaware corporation (the “Company”) is relying hereon in issuing, transferring and/or exercising such Warrant, as the case may be, that the following representations and warranties are true, accurate and complete as of the date of such issuance, transfer and/or exercise:

1.             Investment Intent.  The undersigned understands that this Warrant and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring this Warrant and the Warrant Shares, as the case may be, as principal for the undersigned’s own account and not with a view to, or for distributing or reselling this Warrant and such Warrant Shares, as the case may be, or any part thereof in violation of the Securities Act or any applicable state securities laws, without prejudice, however, to the undersigned’s right, subject to the provisions of the Warrant, at all times to sell or otherwise dispose of all or any part of such Warrant Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  The undersigned is acquiring this Warrant and the Warrant Shares hereunder, as the case may be, in the ordinary course of undersigned’s business. The undersigned does not presently have any agreement, plan or understanding, directly or indirectly, with any Person (as defined in this Warrant) to distribute or effect any distribution of this Warrant or any of the Warrant Shares (or any securities which are derivatives thereof) to or through any person or entity; provided, however, that by making the representations herein, the undersigned does not agree to hold this Warrant or any of the Warrant Shares, as the case may be, for any minimum period of time.

2.             Holder’s Status.  The undersigned is, and on each date on which the undersigned exercises this Warrant the undersigned will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  In general, an individual is deemed to be an accredited investor if such individual has net worth, or joint net worth with the individual’s spouse, in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with the individual’s spouse, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.  In addition, the undersigned represents to the Company that during 2006, the undersigned (i) was actively engaged in providing mixed martial arts services, other than as an employee or as a director of a corporation, (ii) provided mixed martial arts services to two or more Persons to which the undersigned was not “related” (as such term is defined in proposed regulation Section 1.409A-1(f)(3)(ii) of the proposed regulations under Section 409A of the Internal Revenue Code of 1986, as amended) and that are not related to one another and (iii) the revenue that the undersigned generated from providing mixed martial arts services to any such Person during 2006 did not exceed 70% of the total revenue that the undersigned generated from providing mixed martial arts services during 2006.  The undersigned shall notify the Company by December 15, 2007, whether or not the representations in the preceding sentence shall hold true with respect to the undersigned for 2007.

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3.             General Solicitation.  The undersigned is not acquiring this Warrant or the Warrant Shares, as the case may be, as a result of any advertisement, article, notice or other communication regarding this Warrant or the Warrant Shares, published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

4.             Experience of Holder.  The undersigned, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the Warrant Shares, and has so evaluated the merits and risks of such investment.  The undersigned is able to bear the economic risk of an investment in this Warrant and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

5.             Access to Information.  The undersigned acknowledges that the undersigned has been afforded (i) the opportunity to ask such questions as the undersigned has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of this Warrant and the Warrant Shares and the merits and risks of investing in this Warrant and the Warrant Shares; (ii) access to information (other than material non-public information) about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

6.             Independent Investment Decision.  The undersigned has independently evaluated the merits of its decision to acquire this Warrant and the Warrant Shares.  The undersigned understands that nothing in this Warrant or any other materials presented by or on behalf of the Company to the undersigned in connection with its acquisition of this Warrant and the Warrant Shares or this Warrant constitutes legal, tax or investment advice.  The undersigned has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of this Warrant and the Warrant Shares.

7.             Reliance on Exemptions.  The undersigned understands that the Warrant and the Warrant Shares are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the undersigned’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the undersigned set forth herein in order to determine the availability of such exemptions and the eligibility of the undersigned to acquire the Warrant and the Warrant Shares.

[This space intentionally left blank.  Signature page follows.]

11

IN WITNESS WHEREOF, the undersigned has duly executed this Appendix as of the date first indicated above.

HOLDER

Name:
Title:

ADDRESS FOR NOTICE
c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:
Email:

12

Exhibit 31.1

CERTIFICATION

I, Gareb Shamus, certify that:

1.             I have reviewed this quarterly report on Form 10-Q of International Fight League, Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.             Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.             The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)           designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)           evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(c)           disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.             The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)           all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)           any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:       August 14, 2007

/s/ Gareb Shamus
Gareb Shamus
Chairman, Chief Executive Officer and President (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Salvatore A. Bucci, certify that:

1.             I have reviewed this quarterly report on Form 10-Q of International Fight League, Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.             Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.             The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)           designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)           evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(c)           disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.             The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)           all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)           any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:       August 14, 2007

/s/ Salvatore A. Bucci
Salvatore A. Bucci
Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)

EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of International Fight League, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gareb Shamus, Chairman, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)                    The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: August 14, 2007

/s/ Gareb Shamus
Gareb Shamus
Chairman, Chief Executive Officer and President

EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of International Fight League, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2007 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Salvatore A. Bucci, Chief Financial Officer, Executive Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)                    The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: August 14, 2007

/s/ Salvatore A. Bucci
Salvatore A. Bucci Chief Financial Officer, Executive Vice President and Treasurer